Texas Gulf Energy (TXGE) Announces Dismissal of Renato Acain, et al Versus

TXGE Subsidiary International Plant Services

March 14, 2013, Houston, Texas: Texas Gulf Energy, Incorporated (OTCQX:TXGE) announced today that the District Court of Harris County, Texas, 113th Judicial District, has dismissed the claims filed by Renato Acain, et al versus International Plant Services, L.L.C. (IPS), a wholly-owned subsidiary of TXGE. The court ruled, “that Defendants’ (IPS’s) Motion To Dismiss For Lack of Jurisdiction is granted, and plaintiffs (Renato Acain, et al) claims are dismissed for lack of jurisdiction.”

David Mathews, CEO of TXGE, stated: “As we have previously disclosed in our SEC filings, we believe this lawsuit has no merit. It was gratifying to see the 113th Judicial District Court agrees with our motion. While the plaintiffs may appeal this dismissal, we continue to believe that this case has no merit whatsoever and will not have any material effect on TXGE going forward.”

About Texas Gulf Energy, Incorporated (www.tgnrg.com)

Since its founding in 2003, Texas Gulf Energy, Incorporated and its subsidiaries have deployed thousands of engineering, construction, technical, skilled crafts and project management personnel to major international energy companies, including Exxon Mobil, Conoco Phillips, Chevron, Valero, and others. We are particularly well known throughout the energy markets for our ability to provide construction services with professional, experienced, and well-trained teams to maximize the ability of our customers to complete major projects safely, on time and on budget. Now entering our tenth year in business, we have vertically integrated our service offerings into other energy market segments, including pipeline and vessel fabrication, wellhead services, oil and gas production, and professional consulting services both domestically and internationally to better serve the needs of our customers.

Precautionary and Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," “expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in TXGE’s disclosures or filings with the SEC. You are further cautioned that penny stocks, like TXGE, are inherently volatile and risky and that no investor should buy this stock unless they can afford the loss of their entire investment.

Contact:  Craig Crawford, (281) 867-8400